
            Entergy Corporation
      Consolidating Income Statement
    Twelve Months Ended March 31, 1997
              (in thousands)
                (Unaudited)




Operating Revenues:
 Electric                                                    $6,489,797
 Natural gas                                                    134,479
 Steam products                                                  54,654
Nonregulated and foreign energy-related businesses              931,357
                                                             ----------
                      Total                                   7,610,287
                                                             ==========
Operating Expenses:
 Operation and maintenance:
   Fuel, fuel-related expenses,
      and gas purchased for resale                            1,658,863
   Purchased power                                              967,549
   Nuclear refueling outage expenses                             58,175
   Other operation and maintenance                            1,650,258
 Depreciation and amortization                                  770,780
 Decommissioning                                                 53,630
 Taxes other than income taxes                                  357,290
 Rate deferrals                                                 (23,647)
 Amortization of rate deferrals                                 408,853
                                                              ---------
                      Total                                   5,901,751
                                                              =========

Operating Income                                              1,708,536
                                                              ---------
Other Income:
 Allowance for equity funds used during
    construction                                                 10,426
 Write-off of River Bend rate deferrals                               -
 Miscellaneous - net                                            144,198
                                                               --------
                      Total                                     154,624
                                                               --------

Interest and Other Charges:
 Interest on long-term debt                                     687,179
 Other interest - net                                            49,111
 Dividends on preferred securities                                8,969
 Allowance for borrowed funds used during
   construction                                                  (8,646)
 Preferred dividend requirements of
   subsidiaries and other                                        69,178
                                                                -------
                      Total                                     805,791
                                                               --------

Income Before Income taxes                                    1,057,369

Income Taxes                                                    440,508
                                                              ---------
Earnings Applicable to Common Stock                            $616,861
                                                              =========

Earnings  Per Average Common Share                                $2.67
Average Number of Common Shares Outstanding                 230,900,882

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

                 ENTERGY CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                           March 31, 1997
                            (Unaudited)
                           (In Thousands)

                                                           Adjustments to Reflect Proposed Transaction
                                                    Before Transaction      Adjustment        As Adjusted

                     ASSETS
Current Assets:
  Cash and cash equivalents:
    Cash                                                     $125,027                            $125,027
    Temporary cash investments - at cost,
      which approximates market                               391,130                             391,130
    Special deposits                                          102,092                             102,092
                                                             --------                            --------
           Total cash and cash equivalents                    618,249                             618,249
  Notes receivable                                              9,524                               9,524
  Accounts receivable:
    Customer (less allowance for doubtful
      accounts of $26.4 million in 1997 and
      $9.2 million in 1996)                                   562,916                             562,916
    Other                                                     148,717                             148,717
    Accrued unbilled revenues                                 468,238                             468,238
  Deferred fuel                                                86,965                              86,965
  Fuel inventory                                              122,195                             122,195
  Materials and supplies - at average cost                    375,985                             375,985
  Rate deferrals                                              411,483                             411,483
  Prepayments and other                                       190,884                             190,884
                                                            ---------                           ---------
           Total                                            2,995,156                           2,995,156
                                                            ---------                           ---------

Other Property and Investments:
  Decommissioning trust funds                                 375,933                             375,933
  Non-regulated investments                                   502,629                             502,629
  Other                                                        78,417                              78,417
                                                             --------                            --------
           Total                                              956,979                             956,979
                                                             --------                            --------

Utility Plant:
  Electric                                                 25,039,087                          25,039,087
  Plant acquisition adjustment -
    Entergy Gulf States                                       451,359                             451,359
  Electric plant under leases                                 680,246                             680,246
  Property under capital leases - electric                    143,857                             143,857
  Natural gas                                                 175,093                             175,093
  Steam products                                               81,743                              81,743
  Construction work in progress                               411,694                             411,694
  Nuclear fuel under capital leases                           284,489                             284,489
  Nuclear fuel                                                 58,030                              58,030
           Total                                           27,325,598                          27,325,598
                                                           ----------                          ----------
  Less - accumulated depreciation and
    amortization                                            9,045,596                           9,045,596
           Utility plant - net                             18,280,002                          18,280,002
                                                           ----------                          ----------

Deferred Debits and Other Assets:
  Regulatory assets:
    Rate deferrals                                            321,517                             321,517
    SFAS 109 regulatory asset - net                         1,194,590                           1,194,590
    Unamortized loss on reacquired debt                       212,183                             212,183
    Other regulatory assets                                   436,340                             436,340
  Long-term receivables                                       211,524                             211,524
  CitiPower license -
     (net of $3.8 million of amortization)                    598,897                             598,897
  London Electricity license -
     (net of $6.4 million of amortization)                  1,541,414                           1,541,414
  Other                                                       399,960                             399,960
                                                            ---------                           ---------
           Total                                            4,916,425                           4,916,425
                                                            ---------                           ---------
           TOTAL                                           $27,148,562                         $27,148,562
                                                           ===========                         ===========

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


 ENTERGY CORPORATION AND SUBSIDIARIES
   CONSOLIDATED BALANCE SHEETS
          March 31, 1997
           (Unaudited)
          (In Thousands)

                                                                 Adjusments to Reflect Proposed Transaction
                                                              Before
                                                           Transaction         Adjustments        As Adjusted
      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Currently maturing long-term debt                           $412,332                                412,332
  Notes payable                                                567,811                                567,811
  Accounts payable                                             511,661                                511,661
  Customer deposits                                            181,693                                181,693
  Taxes accrued                                                370,004                                370,004
  Accumulated deferred income taxes                             47,248                                 47,248
  Interest accrued                                             195,834                                195,834
  Dividends declared                                             5,486                                  5,486
  Obligations under capital leases                             152,077                                152,077
  Other                                                        280,575                                280,575
                                                             ---------                              ---------
           Total                                             2,724,721                              2,724,721
                                                             ---------                              ---------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                          4,674,949                              4,674,949
  Accumulated deferred investment tax credits                  602,793                                602,793
  Obligations under capital leases                             277,012                                277,012
  Other                                                      1,791,020                              1,791,020
                                                             ---------                              ---------
           Total                                             7,345,774                              7,345,774
                                                             ---------                              ---------

  Long-term debt                                             9,422,701         (250,000)            9,172,701
  Subsidiaries' preferred stock with sinking fund              200,237                                200,237
  Subsidiary's preference stock                                150,000                                150,000
  Company-obligated mandatorily redeemable  preferred
     securities of subsidiary trust holding
     solely junior subordinated deferrable debentures          215,000                                215,000
  Subsidiary's preferred securities                                             250,000               250,000

Shareholders' Equity:
 Subsidiaries' preferred stock without sinking fund            345,954                                345,954
 Common stock, $.01 par value, authorized
   500,000,000 shares; issued 237,865,027 shares                 2,378                                  2,378
 Paid-in capital                                             4,410,325                              4,410,325
 Retained earnings                                           2,345,917                              2,345,917
 Cumulative foreign currency translation adjustment             20,966                                 20,966
  Less - treasury stock (1,131,223 shares)                      35,411                                 35,411
                                                             ---------                              ---------
           Total                                             7,090,129                              7,090,129
                                                             ---------                              ---------


           TOTAL                                           $27,148,562                            $27,148,562
                                                           ===========                            ===========
